SCS CONTRACT NUMBER: SCS-28699	Exhibit 10.46(a)

MASTER AGREEMENT

FOR THE

PURCHASE OF ACTIVATED CARBON

THIS MASTER AGREEMENT FOR PURCHASE OF ACTIVATED CARBON (“Master Agreement”) is entered into by SOUTHERN COMPANY SERVICES, INC., an Alabama corporation with offices located at 241 Ralph McGill Boulevard, Atlanta, Georgia 30308, acting on its own behalf and as authorized agent for its Affiliates, (hereinafter referred to as “Purchaser”) and Red River Environmental Products, LLC, a Delaware corporation with its primary office located at 8100 SouthPark Way, Unit B, Littleton, CO 80120 (hereinafter referred to as “Supplier”). This Master Agreement shall become effective on the date it is executed by the later of Purchaser and Supplier (“Effective Date”).

WITNESSETH

WHEREAS, Purchaser and/or its Affiliates desire, from time to time, to procure from Supplier certain Products as described in the Contract; and,

WHEREAS, Supplier represents that it has the capability and facilities to supply said Products to Purchaser and/or its Affiliates at the price and in accordance with the quantities and schedules set forth in the Contract;

NOW, THEREFORE, in consideration of the premises and mutual obligations of the parties herein, the parties agree as follows:

1. THE CONTRACT / ENTIRE AGREEMENT The Contract shall consist of the following documents (the “Contract Documents”):

a.	This Master Agreement;

b.	A Purchase Order issued by Purchaser in accordance with the terms of this Master Agreement;

c.	The General Conditions of the Contract for the Purchase of Chemical and/or Gas Products

d.	The Special Supplemental Conditions, if any

e.	The Technical Specifications for Activated Carbon;

f.	Such other documents as the parties may agree to in writing.

The Contract contains the entire agreement and understanding of the parties with respect to the subject matter thereof, and supersedes all prior or contemporaneous negotiations, promises, representations or agreements, either written or oral, of either or both parties in connection therewith.

2. DEFINITIONS

For purposes of this Master Agreement, unless there is something in the subject matter or context inconsistent therewith, the capitalized terms used in this Master Agreement shall have the meaning set forth in the “General Conditions of the Contract for the Purchase of Chemical and/or Gas Products”.

3. SCOPE

It is the object and intent of this Master Agreement to establish the terms and conditions of the Contract under which Supplier will furnish and Purchaser will purchase the Products.

SCS CONTRACT NUMBER: SCS-28699

4. TERM

The initial term of this Master Agreement shall be five (5) years commencing on May 1, 2009, of this Master Agreement. Purchaser shall have the option to extend the term of this Master Agreement for additional five (5) years provided Supplier notifies Purchaser prior to the expiration of this Master Agreement and Purchaser and Supplier agree to revised price and delivery terms. Such notification shall be provided to Supplier in writing.

5. BENEFITED PARTIES

Supplier understands and agrees that it is entering into this Master Agreement not only for its own benefit but also and equally for the direct benefit of Purchaser and its Affiliates.

6. PURCHASE ORDERS

No Product shall be provided to Purchaser or any Affiliate (the “Purchaser”) by Supplier by virtue of this Master Agreement alone. Product must be requested hereunder through the issuance of a valid Purchase Order. For purposes of this Master Agreement, the term “Purchase Order,” shall mean a standard purchase order form issued and executed by an employee designated as “Sourcing Agent”, “Buyer”, “Purchasing Agent” or similar designation in Purchaser’s Supply Chain Management organization. Each Purchase Order shall reference the Contract Number assigned to this Master Agreement (Purchaser Contract Number (To be Determined Later) and shall include the following minimum information:

A.	The date of the Purchase Order.

B.	The Purchase Order number.

C.	The Purchaser department requesting the Product.

D.	Product description information, including Purchase Price and quantities.

E.	Delivery date(s) and delivery site(s).

F.	The address for notices for the Purchaser and Supplier.

Within ten (10) days after Supplier’s receipt of a Purchase Order, Supplier shall accept the Purchase Order in writing and shall return a legible copy of the accepted Purchase Order to Purchaser; Provided, however, that if a Purchase Order fails to provide all required ordering information or incorrectly states prices or other material information relative to the Purchase Order, Supplier may reject the Purchase Order by promptly submitting to Purchaser written notice of rejection stating in detail the reasons for rejection and the modifications necessary to make the Purchase Order acceptable to Supplier. If Purchaser accepts Supplier’s proposed modifications, then Purchaser, within ten (10) days, shall issue a Modification to Supplier, otherwise the proposed modifications shall be deemed rejected and Purchaser’s original Purchase Order shall be null and void unless Supplier accepts it. Supplier shall make no changes, amendments, modifications, additions to or deletions from, the Purchase Order without the prior written consent of Purchaser. Acceptance of a Purchase Order shall bind Supplier to honor dates, amounts and other ordering information shown on the Purchase Order, including supplemental provisions contained on the face thereof. It is further agreed that each and every right, benefit, remedy and warranty accruing to Purchaser hereunder, including but not limited to the right to enforce this Master Agreement in its own name with respect to each Purchase Order submitted by it, likewise accrue to its Affiliates with respect to each Purchase Order submitted to Supplier by such Affiliate.

The terms and conditions of this Master Agreement shall remain in full force and effect until completion of Supplier’s performance with regard to a Purchase Order issued pursuant to this Master Agreement which was received prior to the termination or other expiration of this Master Agreement. It is understood and agreed by the Parties hereto that the terms and conditions of this Master Agreement shall apply to any Purchase Orders issued pursuant hereto with the exception of any terms and conditions typed on the face of the Purchase Order in variance herewith, subject to

SCS CONTRACT NUMBER: SCS-28699

Supplier’s right to reject prior to its acceptance any such Purchase Order containing terms and conditions varying materially from those contained herein.

THE PREPRINTED TERMS AND CONDITIONS APPEARING ON THE REVERSE SIDE OF A PURCHASE ORDER SHALL NOT APPLY TO OR BECOME PART OF THE PURCHASE ORDER REGARDLESS OF ANY STATEMENT TO THE CONTRARY CONTAINED ON THE FACE OF THE PURCHASE ORDER. ANY TYPEWRITTEN INFORMATION ON THE FACE OF A PURCHASE ORDER WHICH CHANGES A TERM OR CONDITION OF THIS AGREEMENT AFFECTS ONLY THAT PARTICULAR TRANSACTION AND WILL HAVE NO FORCE AND EFFECT WITH RESPECT TO ANY OTHER PURCHASE ORDER ISSUED PURSUANT HERETO.

Each Purchase Order issued pursuant to this Master Agreement shall be deemed to be a separate and independent Contract between Purchaser or its Affiliate and Supplier which incorporates by reference all of the terms and conditions of this Master Agreement.

Any Affiliate issuing a Purchase Order pursuant to this provision shall be solely responsible for its own obligations and liabilities, including but not limited to its liability for payments as defined in the Master Agreement. Nothing contained herein shall be construed as making Purchaser, any other Affiliate or the Parent Company, liable for any of the obligations or liabilities of its Affiliates. It is understood and agreed that the terms and conditions of this Master Agreement shall apply to all Purchase Orders issued pursuant to this Master Agreement.

7. MULTIPLE ORIGINALS

Multiple originals of this Master Agreement shall be executed, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Master Agreement to be executed by their duly authorized officers.

SOUTHERN COMPANY SERVICES, INC.		Red River Environmental Products, LLC
(“Purchaser”)		(“Supplier”)

By:	/s/ Douglas E Jones	By:	/s/ Richard L Miller
Name:	Douglas E. Jones	Name:	Richard L. Miller
	(Typed or printed)		(Typed or printed)
Title:	Sr. Vice President	Title:	VP, Business Development
Date:	June 5, 2008	Date:	April 24, 2008

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